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                                                                    EXHIBIT 10.4

                            DISTRIBUTORSHIP AGREEMENT


AGREEMENT made this 6th day of January, 2000, by and between Evergreen Network.com, Inc., a Colorado corporation, hereinafter called "Evergreen" and Fungi, Inc. dba Bingo West of Colorado Springs, a Colorado company, and Pat Graham, individually, hereinafter called the "Distributor".

WHEREAS Evergreen represents that it is the Master Distributor in Colorado for Infinity Group, Inc.'s Tab Force(R) validation units and pull-tabs, and that it has the right to sell and to promote the sale of Tab Force(TM) products in the area, and

WHEREAS the Distributor desires to sell and to promote the sale of Tab Force(TM) products, which, for the purposes of this agreement, will be referred to as Evergreen's products,



IT IS THEREFORE AGREED:


1. RIGHT TO MARKET. Evergreen hereby grants to the Distributor the nontransferable right to market and sell at retail the products and all its future products bearing the "Tab Force(TM)" trademark in the territory assigned by this Agreement.

2. TERRITORY. For the purposes of this Agreement, the territory of the Distributor shall be the see exhibit A.

3.   COVENANTS OF EVERGREEN TAB FORCE(TM). Evergreen covenants as follows:

       a. If the Distributor shall not be in default under the terms of this Agreement or of any payment owed to Evergreen under the terms of this Agreement, Evergreen shall supply the Distributor with its products in the regular course of its business and under terms as set forth herein for its trademarked products.

       b. During the term of this Agreement, Evergreen shall lease the Tab Force(TM) system computers, validation units, Tab Works system, and sell deals to Distributor as follows:

              (i) During the term of this Agreement, Evergreen shall use its best efforts to advertise and promote the sale of its products within the boundaries of the state of Colorado under the "Tab Force(TM)" trade name and trademark, and Evergreen shall supply the Distributor with products equal in quality to the products manufactured and sold to any Distributor or end user under the "Tab Force(TM)" trade name and trademark.

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DISTRIBUTORSHIP AGREEMENT                                                  12/99


4.   COVENANTS OF THE DISTRIBUTOR. The Distributor covenants as follows:

       a. The Distributor will rent from Evergreen the Tab Force(TM) system in quantities sufficient to meet market demands within Distributor's territory.

       b. The Distributor will pay a monthly rental fee of $100 per functioning and certified Tab Force(R) validation unit, per month. The rent payment is due on the 5th of every month.

       c. The Distributor shall pay promptly for Evergreen's products. All Evergreen products and invoices will be paid net 25.

       d. The Distributor will instruct its salespeople to use their best efforts to encourage the sale, display and placement of Evergreen's products within the Distributor's territory, and will use it's best effort to encourage resale of such products.

       e. The Distributor will list in feature type and illustrate in adequate space, in all catalogs and sales bulletins that the Distributor may produce in house and distribute to it's salesmen as well as providing it's sales force with brochures and sales literature provided by Evergreen.

       f. The Distributor will cooperate fully with Evergreen in connection with all Evergreen's promotions, special deals, and campaigns which are in compliance with Colorado State Laws and governmental rules, and when requested will inaugurate special drives through it's salespeople and other clerks featuring such special deals and campaigns.

       g. The Distributor will display samples of Evergreen's products and advertising displays in a prominent position in its showrooms.

       h. The Distributor will permit Evergreen and its representatives to address meetings of the Distributor's sales staff on behalf of the Evergreen's products.

       i. The Distributor will do everything within its power to feature, promote, and advertise, as a part of its merchandising and sales policy, such products of Evergreen as Evergreen shall from time to time sell to the Distributor, and will use its best efforts to stimulate and increase interest in Evergreen's products.


5. TERM. The term of this Agreement shall begin on the 6th day of January, 2000, and shall end on the 31st day of December, 2000, subject to the following:

       a. Either party on six (6) months' written notice to the other shall be entitled to terminate this Agreement for any reason, but without prejudice to any rights of either party to moneys due or to become due under this Agreement.

       b. If the Distributor is in default on any payment due to Evergreen for a period of thirty (30) days, or if the Distributor defaults in performing any of the other terms of this Agreement and continues in default for a period of thirty (30) days after written notice thereof, or if the Distributor is adjudicated bankrupt or insolvent, or enters into a composition with its creditors or if a receiver is appointed for it, or if a majority of its voting stock is transferred, or if its ownership or control is in any way substantially changed, then Evergreen shall


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DISTRIBUTORSHIP AGREEMENT                                                  12/99


              have the right to terminate this Agreement upon giving notice to the Distributor at least thirty (30) days before the time when such termination is to take effect, and thereupon this Agreement shall become void, but without prejudice to the rights of either party to moneys due or to become due under this Agreement.

       c. Upon the termination of this Agreement for any reason, the Distributor shall discontinue the use of the Tab Force(R), trademark, labels, copyright, and other advertising media and shall remove all signs and displays relating thereto; and, in the event of failure so to do, Evergreen may itself remove such articles at the Distributor's expense.


6.   SALES QUOTAS AND PRICES.

       a. The Distributor shall place and/or install NA or more Tab Force(TM) validation units by NA, 2000, and shall place, and/or install NA or more Tab Force(TM) validation units every three (3) months thereafter until such time as NA Tab Force(TM) validation units are in use, in order to maintain its distributorship rights, in the territory. All units placed by the Distributors exceeding the annual quota shall be included in the quota for the succeeding year.

       b. Tab Force(TM) pull-tabs may be purchased at the Distributor price of .25(cents) per pull-tab for resale at prices set by Distributor to customers within the territory.

       c. The Distributor agrees that Evergreen will have the right, at its discretion, to send a representative to act only as an observer with Distributor employees on sales calls at the expense of Evergreen.

       d. The Distributor agrees that Evergreen shall have the right to review and audit, at its expense, all contracts for the placement, or use of Tab Force(TM).


7. ASSIGNMENT. This Agreement may be assigned by Evergreen and the performance of its duties thereunder delegated. The Distributor shall have no right to grant sublicenses except as approved by Evergreen.


8. ARBITRATION. The Distributor and Evergreen agree that, in the event of any disputes or controversies concerning this Agreement, they will attempt in good faith to settle and resolve any and all differences amicably in an effort to maintain the goals set forth in this Agreement. All disputes or disagreements shall be reduced to writing by the parties within three (3) days of receipt of notice of a problem. The parties, upon receipt of the written notice and a written response, shall agree to a seven (7) day cooling-off period.

       If, following the cooling-off period, the parties cannot resolve the dispute, the parties further agree that all disputes and disagreements shall be submitted to a disinterested third party to try and resolve the dispute.

       If the effort to voluntarily resolve the dispute is not successful, the dispute shall be settled by arbitration in Colorado (state).


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DISTRIBUTORSHIP AGREEMENT                                                  12/99


9. NOTICE. Any notice, payment, or demand required under this Agreement shall be addressed as follows:

              Howard Tooke, President
              Evergreen Network.com, Inc.
              3336 N. 32nd Street, Suite 106
              Phoenix, AZ 85018


              Pat Graham
              Fungi, Inc. dba Bingo West of Colorado Springs
              117 E. Las Vegas St.
              Colorado Springs, CO 80903


10. BENEFIT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Evergreen.

11. REPRESENTATION. The Distributor represents that it has adequate facilities, personnel, and financial resources to perform the various covenants and service herein set forth.

12. INSPECTION OF EQUIPMENT BY EVERGREEN. Evergreen shall have the right at any time during business hours to enter upon the premises where the Equipment is located for the purpose of inspecting it or observing its use, maintenance, and operation.

13. INSPECTION AND ACCEPTANCE BY DISTRIBUTOR. Distributor shall have seven (7) days from state certification of the Equipment pursuant to this Agreement within which to inspect the Equipment, and shall notify Evergreen in writing within said seven (7) days of any discrepancies between such Equipment and the description, statement of condition, and valuation as stated in Attachment A "Equipment Summary." Evergreen shall have a reasonable time to repair or replace at its option, defective equipment under this section.

14. ALTERATIONS. Distributor shall not make any changes, alterations, modifications, additions, or improvements to the Equipment, which is the subject of the Agreement without the prior written consent of Evergreen. All additions to and improvements shall immediately become the property of Evergreen upon payment to Distributor for such improvements or additions.

15. REPRESENTATIONS AND WARRANTIES. The Distributor and Evergreen, respectively, represent and warrant that each enters into this Agreement in good faith with the full intent to carry our each and every one of the provisions for which the party has any duty, responsibility, and/or liability to carry out, that the party has full power and authority to enter into this agreement, that the terms and conditions of this Agreement have been duly authorized, that none of said terms and conditions violate any other agreements of the party and, as applicable to the Facility, violate any ordinance and/or resolution and/or other rule of the Distributor's customer, that the person signing this Agreement has full power and authority so to sign and to bind the party to the terms and conditions herein affecting the party, and that each party, respectively, shall not knowingly associate with or employ any persons who are not licensable under the territory's laws, Ordinance, or Regulations.


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DISTRIBUTORSHIP AGREEMENT                                                  12/99


16. DEFAULT: REMEDIES.

     a. Distributor will be in default under this Agreement if, for any reason:

              1. Distributor does not fully pay, when due, any payment due in connection with this Agreement;

              2. Distributor fails to perform, in a full and timely manner, any agreement or obligation under this Agreement;

              3. Any representation or warranty of Distributor to Evergreen is false when made;

              4. Distributor is in default for at least ten (10) days under any other present or future agreement with Evergreen;

              5. A bankruptcy, insolvency, or receivership proceeding is filed against Distributor and is not dismissed for thirty
                     (30) days;

              6. Distributor files or acquiesces in any bankruptcy, insolvency, or receivership proceeding, as Debtor; or

              7. The condition of Distributor affairs changes so that, in Evergreen's opinion, Evergreen's credit risk is increased, or the Evergreen in good faith believes that the prospect of Distributor payment or performance is impaired.

     b. If any such default occurs, Evergreen will give 7 days notice before exercising one or more of the following remedies as it desires:

              1. Terminate the term of this Agreement, as to any or all of the Equipment;

              2. Take possession of any or all of the Equipment, wherever located and, for this purpose, enter any premises that Distributor then owns or occupies during normal business hours and accompanied by Distributor's representative. Evergreen shall be for damage to said property if such damage is caused by Evergreen or it's agents.

              3. Take legal action to enforce Distributor's obligations under this Agreement, including suing for damages;

              4. Apply any advance payment, deposit, or similar money that it holds to any amount that Distributor owes; and

              5. Exercise any other right that Evergreen then has under the Uniform Commercial Code or other applicable law.

17. INDEMNIFICATIONS. As Distributor user under this Agreement, Distributor will be responsible for any resulting liabilities. Distributor will pay, and indemnify Evergreen (and its employees, agents, and affiliates) against all of the following that arise from, or are in any way connected with, the Equipment or this Agreement (including the purchase, delivery, installation, maintenance:


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DISTRIBUTORSHIP AGREEMENT                                                  12/99


     a. All claims, losses, liabilities, damages, and expenses whatsoever (including reasonable attorneys' fees) caused by the distributor or it's agents;

     b. All actual and alleged violations of any law or other governmental rule, except for any of the foregoing claims, losses, etc., to the extent caused directly and primarily by Evergreen's gross negligence or willful misconduct.

18. LOSS OR DAMAGE: INSURANCE. Evergreen shall maintain insurance coverage on the Product(s). The end user shall make every effort to protect Evergreen product(s) and shall name Evergreen as also insured on their fire and theft coverage.

19. DESIGNATED LAWFUL USE. Distributor agrees to use the Equipment in a careful manner and in compliance with any applicable governmental law, ordinances, or regulations.

20. WAIVER. No delay or omission to exercise any right of Evergreen or Distributor under this Agreement shall be construed as a waiver of any such right or as impairing any such right. Any waiver by Evergreen or by Distributor of a single breach or default must be expressed and in writing and shall not be construed as a waiver of any prior or subsequent breach or default.

21. NOTICES AND PAYMENTS. Any notice to be given, and any payments to be made, under this Agreement, shall be personally delivered or mailed via U.S. Postal Service mail, postage prepaid, at the addresses set forth in the opening paragraph of this Agreement.

22. SURVIVAL OF DISTRIBUTOR'S COVENANTS. Distributor's covenants under this Agreement shall survive the expiration or earlier termination of this Agreement whenever the context permits.

23. BINDING. This Agreement shall be binding upon and shall inure to the benefit of the parties, their legal representatives, successors, and assigns.

24. SEVERABILITY. If any provision of this Agreement is held invalid by a court of competent jurisdiction, it shall be considered deleted from this Agreement, but such invalidity shall not affect the other provisions that can be given effect without the invalid provision.

25. JUDICIAL ENFORCEMENT: ATTORNEYS' FEES. A refusal to arbitrate, as provided in Paragraph 8 hereof, may be remedied and an arbitration award may be enforced in any court of competent jurisdiction; provided that, the parties hereto agree that any such action shall be commenced and proceed in the United States district court for the district of ______. In the event judicial proceedings are instituted in connection with this Agreement, the unsuccessful party shall pay to the successful party a reasonable amount for the successful party's attorneys' fees to be fixed by the court.

26. CONDITIONS PRECEDENT. Evergreen and Distributor do hereby agree that the following shall constitute express conditions precedent to the obligations of the parties under this Agreement:

     a. Evergreen and Distributor shall execute any and all additional documents necessary or incidental to satisfy any term or condition of this Agreement; and


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DISTRIBUTORSHIP AGREEMENT                                                  12/99


     b. Evergreen and Infinity shall obtain all government approvals necessary in regards to the equipment Evergreen is leasing to distributor and for products sold to Distributor for resale. Such government approvals shall be obtained as expediously as possible for the State of Colorado required licensing requests.

27. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

28. ENTIRE AGREEMENT. This instrument is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of its terms. No course of prior dealings between the parties and no usage of trade shall be relevant or admissible to supplement, explain, or vary any of the terms set forth herein. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even through the accepting or acquiescing party has knowledge of the nature of the performance and an opportunity to make objection. No representations, understandings, or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein. This Agreement can only be modified in a writing signed by the parties or their duly authorized agents.




IN WITNESS WHEREOF the parties have executed this Agreement.

DATED:  2-29, 2000


DISTRIBUTOR:                                 EVERGREEN NETWORK.COM, INC.,


BINGO WEST OF COLORADO SPRINGS               EVERGREEN NETWORK.COM, INC.,
a Colorado Corporation                            a Colorado Corporation

/s/ PAT GRAHAM                               /s/ HOWARD TOOKE
------------------------------               -----------------------------------
    By: Pat Graham                                 Howard Tooke
        Its: President                                 President

DISTRIBUTOR:

------------------------------

------------------------------,
INDIVIDUALLY


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DISTRIBUTORSHIP AGREEMENT                                                  12/99


EXHIBIT A




TERRITORY:


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DISTRIBUTORSHIP AGREEMENT                                                  12/99



EXHIBIT A







TERRITORY: From Golden along the I-70 corridor West to the stateline and from Castle Rock along Highway 86 to Limon and then along I-70 East to the stateline.




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